Exhibit 10.2

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF. THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.

PROMISSORY NOTE

$131,250.00	January 28, 2016

FOR VALUE RECEIVED, PeerLogix, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Pinewood Trading Fund, L.P., a Texas limited liability company (together with its successors and assigns, “Payee”), the principal sum of ONE HUNDRED AND THIRTY-ONE THOUSAND TWO HUNDRED AND FIFTY DOLLARS ($131,250.00) (the “Principal Amount”) as provided in this promissory note (this “Note”, and such outstanding principal amount, the “Loan”), as follows:

1. Funding of Loan. The Loan has been funded on the date of this Note in a single advance by a transfer of funds from Payee to Maker in the amount of one hundred and five thousand dollars ($105,000.00) (the “Funding Amount”). The difference between the Principal Amount of the Loan and the Funding Amount reflects the Original Issue Discount in the amount of twenty-six thousand two hundred and fifty dollars ($26,250.00) to compensate the Payee for making the loan. Maker acknowledges receipt of the Loan proceeds in an amount equal to the Funding Amount.

2. Maturity and Acceleration. Maker shall repay the entire unpaid Principal Amount, together with all reasonable costs of collection including attorneys’ fees (collectively, the “Obligations”), upon the earliest to occur of: (i) July 28, 2016; or (ii) the date on which the Obligations become due and payable pursuant to Section 10 of this Note after the occurrence and continuance of an Event of Default (such date, the “Maturity Date”).

3. Prepayment. Maker may prepay this Note at any time, in whole or in part, without notice, penalty, or premium, upon 30 days prior written notice. Maker must immediately prepay this Note concurrent with the consummation by Maker of any debt or equity financing, the gross proceeds of which equal or exceed three hundred thousand dollars ($300,000.00).

4. Payments. Maker shall pay all Obligations in lawful money of the United States in immediately available funds, free and clear of, and without deduction or offset for, any present or future taxes, levies, imposts, charges, withholdings, or liabilities with respect thereto; or any other defenses, offsets, set-offs, claims, counterclaims, credits, or deductions of any kind. Maker’s obligations under this Note are absolute and unconditional, and are completely independent of all circumstances whatsoever other than as expressly described in this Note.

5. Usury Savings. Nothing in this Note shall require Maker to pay or permit Payee to collect from Maker interest exceeding the maximum amount permitted by law in commercial loan transactions between parties of the character of the parties to this Note.

6. Representations and Warranties. Maker hereby represents and warrants to Payee that (a) Maker is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, (b) Maker has all requisite corporate power and authority to issue this Note and perform its obligations hereunder, (c) this Note is the legal, valid and binding obligation of Maker, enforceable against it in accordance with its terms, and (d) neither the execution and delivery of this Note nor compliance with or fulfillment of its terms, will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any lien, encumbrance or similar restriction, under (i) the governing documents of Maker or (ii) any material contract to which Maker is a party.

7. Affirmative Covenants. Until the Obligations are paid in full, Maker shall: (a) use Loan proceeds only for lawful working capital and general corporate purposes, (b) maintain its legal existence, (c) conduct its business in material compliance with all applicable laws and regulations, (d) pay when due all taxes, fees and other charges upon it and its assets, (e) keep its properties insured under policies with such provisions, for such amounts and with such insurers as is standard and customary for reputable companies engaged in similar business, (f) maintain its assets in good condition and repair, (g) furnish all financial and other information concerning Maker’s business as may be reasonably requested by Payee from time to time, (h) afford employees, agents, and authorized representatives of Payee reasonable access at reasonable times, upon reasonable prior notice, to Maker’s electronic data room (if any), properties, offices, files, agreements, books, and records as may be necessary in order that the Payee may have a full opportunity to conduct such investigations and due diligence reviews as it shall deem necessary in connection with the transactions contemplated herein and in the Securities Purchase Agreement, dated as of the date hereof, by and between Maker and Payee (the “Share Purchase Agreement”), pursuant to which Maker plans to issue certain of its shares of common stock to Payee (the “Shares”) and (i) promptly give notice to Payee after Maker has knowledge of (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute an Event of Default hereunder or a material default under any other material agreement to which Maker is a party, together with a statement of the actions which Maker proposes to take with respect thereto, (ii) any pending litigation or litigation threatened in writing or an administrative proceeding, (iii) any other condition or event which would make any of the covenants, representations or warranties in this Note incomplete or inaccurate in any material respect, and (iv) any fact or circumstance which is materially adverse to the property, financial condition or business operations of Maker.

8. Negative Covenants. Until the Obligations are paid in full, without the prior written consent of Payee, Maker shall not: (a) incur any other indebtedness for borrowed money or the deferred purchase price of any assets (other than trade payables incurred in the ordinary course of business), (b) create or allow any other liens or security interests on any of its assets, (c) merge or consolidate with any other company or sell or transfer all or any substantial part of its assets, (d) declare or pay any dividend or other distribution on or with respect to any of its equity interests, or redeem or repurchase any of its equity interests, (e) issue or sell any securities which are senior in any material respect to this Note or the Shares; (f) acquire or make any investment in any other business or entity, (g) directly or indirectly, engage in any transaction with any affiliate, shareholder, director, officer, or employee of Maker (“Affiliated Parties”), other than payment of salary and bonuses in the ordinary course of business and consistent with past practice, or (h) use any proceeds of the Loan to repay any indebtedness owed to Affiliated Parties.

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9. Security. To secure payment and performance of the Obligations, Maker hereby grants to Payee a first priority security interest in all of Maker’s present and future right, title, and interest in and to any and all of the personal property of the Maker whether such property is now existing or hereafter created, acquired, or arising and wherever located, including without limitation: accounts, chattel paper, goods, inventory, equipment, fixtures, farm products, instruments, investment property, documents, commercial tort claims, cash, deposit accounts, letter-of-credit rights, and general intangibles (collectively, the “Collateral”), including all distributions, proceeds and amounts distributable or payable from, upon or in respect of such property, and all rights and privileges incident to, any of the foregoing. Maker authorizes Payee to prepare and file financing statements and other documents describing the Collateral and all statutory liens held by Payee in such jurisdictions as Payee deems appropriate in order to perfect or continue perfected Payee’s security interest and give notice of its lien rights. The Collateral shall not include any contract or general intangible to the extent that the grant by Maker of a security interest in Maker’s right, title and interest therein is prohibited by legally enforceable provisions of any contract or agreement governing such contract or general intangible, would give any other party to such contract or agreement a legally enforceable right to terminate its obligations thereunder, or is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained. Upon the occurrence of any Event of Default under this Note, Payee shall have all rights and remedies for default provided by the Uniform Commercial Code as in effect in the State of New York, as well as any other applicable law and this Note and the other agreements of Maker relating hereto. In addition, this Note is secured by all existing and future security agreements, mortgages, pledge agreements, and other collateral agreements, between Payee and Maker, between Payee and any indorser or guarantor of this Note, and between Payee and any other person providing collateral security for Maker’s obligations, and payment may be accelerated according to any of them.

10. Event of Default; Remedies. Maker will be deemed to be in default under this Note upon the occurrence of any of the following events (each an “Event of Default”): (a) immediately, upon the filing by Maker of any voluntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; (b) within 45 days unless such event has been cured, upon the filing against Maker of any involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors, (c) immediately, upon the Maker’s becoming insolvent, or admitting in writing its inability to pay its debts as they become due, or execution by Maker of an assignment for the benefit of creditors or any similar composition or arrangement with its creditors, (d) within 45 days, unless such appointment has been dismissed, of the appointment of a receiver, custodian, trustee or similar party to take possession of Maker’s assets or property; (e) immediately, upon a final judgment issued against Maker of more than $50,000 that is not discharged or stayed after applicable periods; (f) within 30 days after knowledge of Maker or notice by Payee, unless cured, of any material breach, default or violation under this Note (other than a failure to pay any Obligations when due), including without limitation a breach of covenant or false or misleading representations, warranties, or certifications; (g) a failure to pay any Obligations when due hereunder; and (h) Maker undergoing any change of control, including (i) a sale of substantially all of Maker’s assets, or (ii) each and every issue, sale, transfer, pledge, or other disposition, directly or indirectly, of the ownership interests in the Maker, which, after giving effect thereto, results in William Gorfein and Joshua Partridge at any time ceasing to collectively own, legally and beneficially (directly or indirectly), at least 50.1% of the ownership interests of Maker. Upon the occurrence of an Event of Default that is continuing under any of clauses (a) through (d) above, the entire unpaid Principal Balance and any other outstanding Obligations under this Note shall automatically become due and payable without presentment, demand or notice of any kind, and upon the occurrence of any other Event of Default that is continuing, Payee may declare the entire unpaid Principal Balance and any other outstanding Obligations under this Note to be immediately due and payable in full. In addition, upon the occurrence of an Event of Default, Payee may, at its option, do any of the following: (a) take possession of the Collateral without notice or hearing, and Maker hereby expressly waives any right to notice or a prior hearing; (b) enter upon Maker’s premises or other premises where any Collateral may be located to take possession of the Collateral and otherwise exercise its rights under this Note or applicable law; (c) require Maker to assemble the Collateral and make it available to Payee at a place designated by Payee; (d) sell or otherwise dispose of all or any part of the Collateral at public or private sale in accordance with the Uniform Commercial Code and/or (e) exercise its other rights and remedies under this Note and applicable law, including all rights of a secured creditor under the Uniform Commercial Code. Payee may purchase any or all Collateral at any private sale. Reasonable notice of a public or private sale, if required, shall be given if notice is mailed to Maker at least 10 calendar days prior to the time of the sale or other disposition.

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11. Renewals; Extensions; Amendment. Maker and any endorsers and guarantors of this Note, and all others who are or may become liable for all or any part of the Loan, consent to any number of renewals or extensions of time for payment of this Note. Any such renewals or extensions shall not affect their liability. This Note may only be amended in writing, signed by Maker and Payee.

12. Overdue Rate. Any amounts due and unpaid hereunder will bear interest at 5.00% per annum plus any other applicable rate.

13. Notices. Any notices under this Note shall be given by personal delivery or by nationally recognized overnight courier service at the addresses specified below or any address specified in writing from time to time by Maker and Payee. Notices shall be effective upon receipt or upon affirmative refusal to accept delivery.

If to Maker:

Peerlogix, Inc.

119 West 24th Street, 4th Floor

New York, New York 10011

Attn: William Gorfein

If to Payee:

Pinewood Trading Fund, L.P.

1029 East Drive

Beaumont, Texas 77706

Attn: Jack E. Brooks

Fax: (413) 803-7685

14. Waivers. Maker and any endorsers and guarantors of this Note, and all others who may become liable for all or any part of the obligations evidenced by this Note, severally waive presentment for payment, protest, notice of protest, dishonor, notice of dishonor, demand, notice of non-payment, and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by the holder in respect of this Note.

15. GOVERNING LAW; VENUE; JURY TRIAL WAIVER. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the transactions contemplated hereby in any New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. THE PARTIES WAIVE JURY TRIAL IN ANY ACTION TO ENFORCE OR INTERPRET, OR OTHERWISE ARISING FROM THIS NOTE.

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16. Severability. If any provision of this Note is invalid or unenforceable, then the other provisions shall remain in full force and effect.

17. Costs and Expenses. On the date Payee transfers to Maker the Funding Amount, Maker shall pay $5,000.00 towards Payee’s legal expenses related to this Note and any related transactions among Maker and Payee. Other than as provided in the previous sentence, each Party agrees to pay its own costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Note. Maker agrees to pay all costs and expenses, including reasonable fees and expenses of counsel for Payee, incurred by Payee in connection with the enforcement of its rights under this Note.

IN WITNESS WHEREOF, Maker by its duly authorized officer has executed this Note as of the date first written above.

PEERLOGIX, INC.

By:____________________________

Name:
Title:

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